CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form 8-K of our report dated November 9, 2023, with respect to our audits of the consolidated financial statements of ESG, Inc. (the “Company”) as of and for the years ended December 31, 2022 and 2021.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

November 9, 2023